                                                                    Exhibit 10.3

                 Form of Change in Control Severance Agreement



                           PORTAL SOFTWARE LETTERHEAD



Dear ____________________:

          We are pleased to inform you that the Company's Board of Directors has approved a special severance benefit program for you. The purpose of this letter agreement is to set forth the terms and conditions of your severance benefits and to explain the limitations that will govern their overall value.

          Your severance package will become payable should your employment terminate under certain circumstances following a substantial change in ownership or control of the Company. To understand the full scope of your benefits, you should familiarize yourself with the definitional provisions of Part One of this letter agreement. The benefits comprising your severance package are detailed in Part Two, and the dollar limitations on the overall value of your benefit package and other applicable restrictions are specified in Parts Three and Four. Part Five deals with ancillary matters affecting your severance arrangement.

                            PART ONE -- DEFINITIONS

          For purposes of this letter agreement, the following definitions will be in effect:

          Average Compensation means the average of your W-2 wages from the Company for the five (5) calendar years (or such fewer number of calendar years of employment with the Company) completed immediately prior to the calendar year in which the Change in Control is effected. Any W-2 wages for a partial year of employment will be annualized, in accordance with the frequency which such wages are paid during such partial year, before inclusion in your Average Compensation.

          Base Salary means the annual rate of base salary in effect for you immediately prior to the Change in Control or (if greater) the annual rate of base salary in effect at the time of your Involuntary Termination.

          Board means the Company's Board of Directors.
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                                                                          Page 2



          Change in Control means a change in the ownership or control of the Company effected through any of the following transactions:

               (i) a merger or consolidation approved by the Company's stockholders in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction;

               (ii) any stockholder-approved sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company;

               (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders; or

               (iv) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or
          (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

          Code means the Internal Revenue Code of 1986, as amended.

          Common Stock means the Company's common stock.

          Company means Portal Software, Inc., a Delaware corporation, or any successor corporation, whether or not resulting from a Change in Control.

          Disability means your inability to perform the normal and usual duties of your position with the Company by reason of any physical or medical impairment which is expected to result in death or continue for a period of twelve (12) consecutive months or more.

          Fair Market Value means, with respect to the shares of Common Stock subject to any of your Options, the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price reported for the
-----------------------
Common Stock on the date in question, then the Fair Market Value will be the closing selling price on the last preceding date for which such report exists.

          Health Care Coverage means the continued coverage to which you and your eligible dependents may become entitled under the Company's health care plans pursuant to the severance benefit provisions of Part Two of this letter agreement.

          Involuntary Termination means (i) the involuntary termination of your employment with the Company other than a Termination for Cause or (ii) your voluntary resignation within one hundred eighty days (180) days (A) following both (x) a material reduction in your duties and responsibilities or the level of management to which you report in the acquiror (for example if the Employee was the CFO of the Company previously reported to the CEO of the Company and now reports to the CFO of the acquiror, the employee would have experienced a reduction in level of management to which he reports; also if the employee was a
Section 16 reporting officer of the Company and is not deemed to be a Section 16 reporting officer of the acquiror, a material reduction will have been deemed to have taken place) AND (y) a 120 day period following the change of control, (B) following a reduction in your level of compensation (including Base Salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) following a relocation of your principal place of employment by more than fifty (50) miles.

          An Involuntary Termination will not be deemed to occur in the event your employment terminates by reason of your death or Disability or a Termination for Cause.

          Option means any outstanding option you hold under the Plan at the time of the Change in Control or upon your subsequent Involuntary Termination. Your Options will be divided into two (2) separate categories as follows:

               Acquisition-Accelerated Options: any outstanding Option (or
               -------------------------------
     installment thereof) which automatically accelerates, pursuant to the acceleration provisions of the agreement evidencing that Option, upon a Change in Control.

               Severance-Accelerated Options: any outstanding Option (or
               -----------------------------
     installment thereof) which, pursuant to Part Two of this letter agreement, accelerates upon an Involuntary Termination.

          Option Parachute Payment means, with respect to any Acquisition-Accelerated Option or any Severance-Accelerated Option, the portion of that Option deemed to be a
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                                                                          Page 4

parachute payment under Code Section 280G and the Treasury Regulations issued thereunder. The portion of such Option which is categorized as an Option Parachute Payment will be calculated in accordance with the valuation provisions established under Code Section 280G and the applicable Treasury Regulations and will include an appropriate dollar adjustment to reflect the lapse of your obligation to remain in the Company's employ as a condition to the vesting of the accelerated installment. In no event, however, will the Option Parachute Payment attributable to any Acquisition-Accelerated Option or Severance-Accelerated Option (or accelerated installment) exceed the spread (the excess of the Fair Market Value of the accelerated option shares over the option exercise price payable for those shares) existing at the time of acceleration.

          Other Parachute Payment means any payment in the nature of compensation (other than the benefits to which you become entitled under Part Two of this letter agreement) which are made to you in connection with the Change in Control and which accordingly qualify as parachute payments within the meaning of Code Section 280G(b)(2) and the Treasury Regulations issued thereunder. Your Other Parachute Payment will include (without limitation) the Present Value, measured as of the Change in Control, of the aggregate Option Parachute Payment attributable to your Acquisition-Accelerated Options (if any).

          Parachute Payment means any payment or benefit provided you under Part Two of this letter agreement (other than the Option Parachute Payment attributable to your Severance-Accelerated Options) which is deemed to constitute a parachute payment within the meaning of Code Section 280G(b)(2) and the Treasury Regulations issued thereunder.

          Plan means (i) the Company's 1999 Stock Incentive Plan, as amended or restated from time to time, (ii) the Company's 2000 Supplemental Stock Option Plan and (iii) any successor stock incentive plan subsequently implemented by the Company.

          Present Value means the value, determined as of the date of the Change in Control, of any payment in the nature of compensation to which you become entitled in connection with the Change in Control or your subsequent Involuntary Termination, including (without limitation) the Option Parachute Payment attributable to your Severance-Acceleration Options, the additional benefits to which you become entitled under Part Two of this letter agreement and the Option Parachute Payment attributable to your Acquisition-Accelerated Options. The Present Value of each such payment will be determined in accordance with the provisions of Code Section 280G(d)(4), utilizing a discount rate equal to one hundred twenty percent (120%) of the applicable Federal rate in effect at the time of such determination, compounded semi-annually to the effective date of the Change in Control.

          Target Bonus means the target bonus (as a percentage of base salary)
in effect for you under the Company's annual cash incentive bonus program immediately prior to the
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                                                                          Page 5

Change in Control or (if greater) the target bonus in effect for you at the time of your Involuntary Termination.
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                                                                          Page 6

          Termination for Cause means the Company's termination of your employment for any of the following reasons: (i) your commission of any act of fraud, embezzlement or dishonesty, (ii) your unauthorized use or disclosure of any confidential information or trade secrets of the Company, (iii) any intentional misconduct by you which has a materially adverse effect upon the Company's business or reputation, (iv) your continued failure to perform the major duties, functions and responsibilities of your position after written notice from the Company identifying the deficiencies in your performance and a reasonable cure period of not less than thirty (30) days or (v) a material breach of your fiduciary duties as an officer of the Company.

                     PART TWO -- CHANGE IN CONTROL BENEFITS

          Should your employment with the Company terminate by reason of an Involuntary Termination within twelve (12) months after a Change in Control, then you will become entitled to receive the severance benefits provided under this Part Two, provided you execute and deliver to the Company, at the time of such Involuntary Termination, a General Release in substantially the form of attached Exhibit A. However, your benefits under this Part Two will in all events be subject to the benefit limitations of Part Three and the restrictive covenants of Part Four of this letter agreement and will be in lieu of all other severance benefits to which you might otherwise be entitled upon such termination of your employment.

          1.  Accelerated Vesting.
              --------------------

          Each outstanding Option which you hold at the time of your Involuntary Termination, to the extent not otherwise exercisable for all the shares of Common Stock subject to that Option, will immediately vest and become exercisable for all those option shares and may be exercised for any or all of those shares as fully vested shares. Each such accelerated Option granted prior to the date of this letter agreement will remain exercisable until the earlier
                                                                       -------
of (i) the expiration of the option term or (ii) the end of the three (3)-month period following the date of your Involuntary Termination, and each such accelerated Option granted after the date of this letter agreement will remain exercisable until the earlier of (x) the expiration of the option term or (y)
                      -------
the end of the twelve (12)-month period following the date of your Involuntary Termination. Any Options not exercised prior to the expiration of the applicable post-service exercise period will lapse and cease to remain exercisable.

          2.  Severance Payment.
              ------------------

          You will receive severance payments from the Company for a period of three (3) years following your Involuntary Termination in an aggregate amount equal to three (3) times the sum of your annual rate of Base Salary and Target Bonus. The salary continuation/target bonus payments shall be paid to you in equal installments over the three (3) year period following your
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                                                                          Page 7

Involuntary Termination in accordance with the Company's normal payroll practices and subject to all applicable withholding taxes. The payments will immediately terminate in the event you fail to abide by the restrictive covenants set forth in Part Four of this letter agreement.

          3.  Health Care Coverage.
              ---------------------

          The Company will, at its expense, provide you and your eligible dependents with continued health care coverage under the Company's medical/dental plan until the earlier of (i) the expiration of the eighteen
                              -------
(18)-month period measured from the first day of the first month following the effective date of your Involuntary Termination or (ii) the first date that you are covered under another employer's health benefit program which provides substantially the same level of benefits without exclusion for pre-existing medical conditions. Such Health Care Coverage will be in lieu of any other continued health care coverage to which you or your dependents would otherwise be entitled at your own cost under Code Section 4980B by reason of your termination of employment.

                      PART THREE -- LIMITATION ON BENEFITS

          1.  Benefit Limit.
              --------------

          The aggregate Present Value (measured as of the Change in Control) of the benefits to which you become entitled under Part Two at the time of your Involuntary Termination, namely, the salary continuation/target bonus payments, the Option Parachute Payment attributable to your Severance-Accelerated Options and your Health-Care Coverage, will in no event exceed in amount the greater of
                                                                     -------
the following dollar amounts (the "Benefit Limit"):

               (a) 2.99 times your Average Compensation, less the Present Value (measured as of the Change in Control) of all Other Parachute Payments to which you are entitled, or

               (b) the amount which yields you the greatest after-tax amount of benefits under Part Two of this letter agreement after taking into account any excise tax imposed under Code Section 4999 on the payments and benefits which are provided you under Part Two or which constitute Other Parachute Payments.

          The Option Parachute Payment attributable to the accelerated vesting of your Acquisition-Accelerated Options at the time of the Change in Control shall also be subject to the Benefit Limit.
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          For purposes of applying the Benefit Limit to your benefits under Part
Two, the value of your non-competition covenant under Part Four of this letter agreement shall be determined through independent appraisal by a nationally-recognized independent accounting firm acceptable to both you and the Company and obtained solely at the Company's cost, and a portion of your Part Two benefits shall, to the extent of such appraised value, be specifically allocated as reasonable compensation for your non-competition covenant.

          2.  Resolution Procedure.
              ---------------------

          In the event there is any disagreement between you and the Company as to whether one or more payments to which you become entitled in connection with either the Change in Control or your subsequent Involuntary Termination constitute Parachute Payments, Option Parachute Payments or Other Parachute Payments or as to the determination of the Present Value of any of those payments, such dispute will be resolved as follows:

              (i) In the event temporary, proposed or final Treasury Regulations in effect at the time under Code Section 280G (or applicable judicial decisions) specifically address the status of any such payment or the method of valuation therefor, the characterization afforded to such payment by the Regulations (or such decisions) will, together with the applicable valuation methodology, be controlling.

              (ii) In the event Treasury Regulations (or applicable judicial decisions) do not address the status of any payment in dispute, the matter will be submitted for resolution to independent tax counsel mutually acceptable to you and the Company ("Independent Counsel"). The resolution reached by Independent Counsel will be final and controlling; provided, however, that if in the judgment of Independent
                       --------
          Counsel the status of the payment in dispute can be resolved through the obtainment of a private letter ruling from the Internal Revenue Service, a formal and proper request for such ruling will be prepared and submitted by Independent Counsel, and the determination made by the Internal Revenue Service in the issued ruling will be controlling. All expenses incurred in connection with the retention of Independent Counsel and (if applicable) the preparation and submission of the ruling request will be shared equally by you and the Company.

              (iii) In the event Treasury Regulations (or applicable judicial decisions) do not address the appropriate valuation methodology for any payment in dispute, the Present Value thereof will, at the Independent

          Counsel's election, be determined through an independent third-party appraisal, and the expenses incurred in obtaining such appraisal will be shared equally by you and the Company.

          3.  Status of Benefits.
              -------------------

          A. No benefits shall be provided you under Part Two of this letter agreement (including the accelerated vesting of your outstanding Options, the salary continuation/target bonus payments and the Company-paid Health Care Coverage) until the Present Value of the Option Parachute Payment attributable to both your Severance-Accelerated Options and your Acquisition-Accelerated Options has been determined and the status of any payments in dispute under Paragraph 5 above has been resolved in accordance therewith. The post-service exercise period in effect for your Options shall be stayed and shall not run until the resolution process hereunder is completed.

          B. Once the requisite determinations under Paragraph 5 have been made, then to the extent the aggregate Present Value, measured as of the Change in Control, of (i) the Option Parachute Payment attributable to your Severance-Accelerated Options (or installments thereof) plus (ii) the Parachute Payment attributable to your other benefit entitlements under Part Two of this letter agreement would, when added to the Present Value of all your Other Parachute Payments (including the Option Parachute Payment attributable to your Acquisition-Accelerated Options), exceed the Benefit Limit, first your salary continuation/target bonus payments will be reduced and then the period of your Company-paid Health Care Coverage will be shortened, to the extent necessary to
assure that such Benefit Limit is not exceeded.   To the extent such Benefit
Limit is still exceeded following such reductions, then the number of shares for which your Options are to vest on an accelerated basis pursuant to Part Two (based on the amount of the Option Parachute Payment attributable to each Option) shall be reduced to the extent necessary to eliminate such excess.

                 PART FOUR -- SPECIAL RESTRICTIVE COVENANTS

          1.  Cessation of Benefits.
              ----------------------

          Your entitlement to your salary continuation/target bonus payments and Company-paid Health Care Coverage under this letter agreement will immediately cease, should you:

              (a) render, anywhere in the United States, any services or provide any advice or assistance to any Competing Business, whether as an employee, consultant, partner, principal, agent, representative, equity holder or in any other capacity, without the express prior written consent of the Company.

     However, nothing in Part Four, subpart 1(a) will limit your making any passive investment representing an interest of less than two percent (2%) of an outstanding class of publicly-traded securities of any corporation or other enterprise;

              (b) solicit customers, clients, suppliers, agents or other persons or entities under contract or otherwise associated or doing business with the Company and/or its controlled affiliates to reduce or alter any such association or business with the Company and/or its controlled affiliates on behalf of any Competing Business; and/or

              (c) solicit any employee or contractor of the Company and/or its controlled affiliates to (i) alter or reduce such relationship with the Company, and/or (ii) accept employment, or enter into any consulting arrangement, with any person other than Company and/or its controlled affiliates.

          A Competing Business shall mean the ten companies designated by the Company on the list attached hereto as Exhibit B. The Company may revise Exhibit B at any time by adding names to, or subtracting names from, such list; provided, however, that the Company must comply with the following requirements
--------
in making any changes to Exhibit B: 1) absent your express written consent, any such change to Exhibit B must be made at least ninety days before termination of your employment for any reason; 2) any change must be made in writing and either personally delivered to you or sent to your last known address by certified mail return receipt requested; and 3) the Company can never include more than ten company names on Exhibit B. (Thus, if Exhibit B contains ten company names and the Company adds one or more company names to Exhibit B, then it must delete a like number. If the Company publishes a version of Exhibit B with more than ten names, then such list will not be binding and the last version of Exhibit B with ten Company names will be binding.);

              (a) provided, however, that such restriction will not apply to
                  --------
     any passive investment representing an interest of less than two percent (2%) of an outstanding class of publicly-traded securities of any corporation or other enterprise; The Board may amend the list of competitive entities once per year to update the list to include enterprises which are engaged in substantial business activities directly competitive with or similar to those in which the Company is engaged at the time of your Involuntary Termination or to which the Company has, prior to your Involuntary Termination, devoted substantial resources in connection with the proposed expansion of its then current business operations.

              (b) encourage or solicit any of the Company's employees to leave the Company's employ for any reason or interfere in any other manner with employment relationships at the time existing between the Company and its employees; or

              (c) induce any of the Company's clients, customers, suppliers, vendors, distributors, licensors or licensees to terminate their existing business relationships with the Company or interfere in any other manner with any existing business relationship between the Company and any client, customer, supplier, vendor, distributor, licensor, licensee or other third party.

                           PART FIVE -- MISCELLANEOUS

          1.  Amendment and Termination.
              --------------------------

          This letter agreement may only be amended by written instrument signed
by you and an authorized officer of the Company.   This letter agreement shall
remain in effect through December 31, 2001 or any earlier termination of your employment with the Company. Provided you continue in the Company's employ, this letter agreement shall automatically be renewed for successive one (1)-year terms, beginning January 1, 2002, unless the Company provides you with written notice of termination of this letter agreement at least thirty (30) days prior to the start of any such one (1)-year renewal period. Once a Change in Control occurs, this letter agreement may not be terminated at any time prior to the expiration of the twelve (12)-month period following the effective date of that Change of Control, and no subsequent termination of this letter agreement shall adversely affect your right to receive any benefits to which you may have previously become entitled hereunder in connection with your Involuntary Termination following that Change in Control.
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                                                                         Page 12

          2.  Termination for Cause.
              ----------------------

          Should your employment cease by reason of a Termination for Cause or should you voluntarily resign under circumstances which would otherwise constitute grounds for a Termination for Cause, then the Company will only be required to pay you (i) any unpaid compensation earned for services previously rendered through the date of such termination and (ii) any accrued but unpaid vacation benefits or sick days, and no benefits will be payable to you under Part Two of this letter agreement.

          3.  Death.
              ------

          Should you die before receipt of one or more salary continuation/target bonus payments to which you become entitled under this letter agreement, then those payments will be made to the executors or administrators of your estate. Should you die before you exercise all your outstanding Options as accelerated hereunder, then such Options may be exercised, within twelve (12) months after your death, by the executors or administrators of your estate or by persons to whom the Options are transferred pursuant to your will or in accordance with the laws of inheritance. In no event, however, may any such Option be exercised after the specified expiration date of the option term.

          4.  Indemnification.
              ----------------

          The indemnification provisions for Officers and Directors under the Company By-Laws will (to the maximum extent permitted by law) be extended to you, during the period following your Involuntary Termination, with respect to any and all matters, events or transactions occurring or effected during your period of employment with the Company.

          5.  Miscellaneous.
              --------------

          This letter agreement will be binding upon the Company, its successors and assigns (including, without limitation, the surviving entity in any Change in Control) and is to be construed and interpreted under the laws of the State of California. This letter agreement supersedes all prior agreements between you and the Company relating to the subject of severance benefits payable upon a change in control or ownership of the Company, and you will not be entitled to any other severance benefits upon such a termination other than those that are provided in this letter agreement. If any provision of this letter agreement as applied to you or the Company or to any circumstance should be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision will in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this letter agreement, or the enforceability or invalidity of this letter agreement as a whole. Should any provision of this letter agreement become or be deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision will be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken and the remainder of this letter agreement will continue in full force and effect.

          6.  General Creditor Status.
              ------------------------

          All cash payments to which you become entitled hereunder will be paid, when due, from the general assets of the Company, and no trust fund, escrow arrangement or other segregated account will be established as a funding vehicle for such payment. Accordingly, your right (or the right of the personal representatives or beneficiaries of your estate) to receive such cash payments hereunder will at all times be that of a general creditor of the Company and will have no priority over the claims of other general creditors.

          7.  At Will Employment.
              -------------------

          Nothing in this letter agreement is intended to provide you with any right to continue in the employ of the Company (or any subsidiary) for any period of specific duration or interfere with or otherwise restrict in any way your rights or the rights of the Company (or any subsidiary), which rights are hereby expressly reserved by each, to terminate your employment at any time and for any reason.

          Please indicate your agreement with the foregoing terms and conditions of your change in control severance package by signing the Acceptance section of the enclosed copy of this letter and returning it to the Company.

                                         Very truly yours,

                                         PORTAL SOFTWARE, INC.


                                 By:
                                         ---------------------------------------

                                 Title:
                                         ---------------------------------------

                                   ACCEPTANCE

          I hereby agree to all the terms and provisions of the foregoing letter agreement governing the special benefits to which I may become entitled in the event my employment should terminate under certain prescribed circumstances following a substantial change in control or ownership of the Company.


                                       Signature:
                                                  ------------------------------

                                       Dated:

                                                  ------------------------------

                                   EXHIBIT A

                                GENERAL RELEASE
                                ---------------

                          RELEASE AND WAIVER OF CLAIMS
                          ----------------------------

          In consideration of the severance payments and other benefits to which I have become entitled, pursuant to that certain letter agreement between Portal Software, Inc., a Delaware corporation (the "Company"), and myself dated ___________, 2000 (the "Severance Agreement"), in connection with the
termination of my employment on this date, I, _______________________,   hereby
furnish the Company with the following release and waiver ("Release and Waiver").

          I hereby release and forever discharge the Company, its officers, directors, agents, employees, stockholders, successors, assigns and affiliates from any and all claims, liabilities, demands, causes of action, costs, expenses, attorney fees, damages, indemnities and obligations of every kind and nature, in law, equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising from or relating to my employment with the Company and the termination of that employment, including (without limitation) claims of wrongful discharge, emotional distress, defamation, fraud, breach of contract, breach of the covenant of good faith and fair dealing, discrimination claims based on sex, age, race, national origin, disability or any other basis under Title VII of the Civil Rights Act of 1964, as amended, the California Fair Employment and Housing Act, the Federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), the Americans with Disability Act, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock grants, stock options, vacation pay, fringe benefits, severance pay or any other form of compensation (other than the payments and benefits to which I am entitled under the Severance Agreement).

          In releasing claims unknown to me at present, I am waiving all rights and benefits under Section 1542 of the California Civil Code, and any law or legal principle of similar effect in any jurisdiction: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          This Release and Waiver does not pertain to any claims which may subsequently arise in connection with the Company's default in any of its payment obligations under the Severance Agreement.

          I acknowledge that, among other rights subject to his Release and Waiver, I am hereby waiving and releasing any rights I may have under ADEA, that this release and waiver is knowing and voluntary, and that the consideration given for this release and waiver is in addition to anything of value to which I was already entitled as an executive of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the release and waiver granted herein does not relate to claims which may arise after this release and waiver is executed; (b) I have the right to consult with an attorney prior to executing this release and waiver (although I may choose voluntarily not to do so); and if I am over 40 years old upon execution of this (c) I have twenty-one (21) days from the date of termination of my employment with the Company in which to consider this release and waiver (although I may choose voluntarily to execute this release and waiver earlier); (d) I have seven (7) days following the execution of this release and waiver to revoke my consent to this release and waiver; and
(e) this release and waiver shall not be effective until the seven (7)-day revocation period has expired.


Date:
      ---------------------                -------------------------------------
                                                           EXECUTIVE
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                                                                          Page 4

                                   EXHIBIT B

          Amdocs, Geneva, Daleen, Belle, Convergys, AsiaInfo, and the customer management and billing operations of Lucent;